Exhibit 99.2

       Anthracite Capital Reports Operating Earnings of $0.30 Per Share and GAAP Earnings of $0.27 Per Share for the First Quarter 2005

New York - May 10, 2005 - Anthracite Capital, Inc. (NYSE: AHR) (the "Company" or "Anthracite") today reported net income available to common stockholders for the first quarter of 2005 of $0.27 per share versus net income to common stockholders of $0.20 per share for the same three-month period in 2004.

Operating Earnings (defined below) for the first quarters of 2005 and 2004 were $0.30 per share and $0.28 per share, respectively. Operating Earnings for the quarter ended March 31, 2005 include a $0.02 per share non-cash adjustment related to an increase in expected yields on certain commercial mortgage-backed securities ("CMBS"). Based on the $0.28 per share dividend declared on March 10, 2005, and the May 9, 2005 closing price of $11.25, Anthracite's annualized dividend yield is 10.0%. Table 1, provided below, reconciles Operating Earnings per share with net income available (loss) to common stockholders per share. All dollar amounts discussed herein are in thousands, except per share amounts.

First Quarter Financial Results
Total interest income from commercial real estate assets rose 29% from the quarter ended March 31, 2004; in contrast, total interest income from residential mortgage-backed securities ("RMBS") declined 57% from the same period. (See Table 2 below for a reconciliation of total income from commercial real estate assets to income before the effect of the consolidation of the commercial mortgage loan pools.) The Company's $346,230 RMBS portfolio at March 31, 2005 represented 10% of the Company's portfolio assets. This portfolio is expected to remain between 10% and 15% of the Company's total portfolio assets. The portfolio consists entirely of hybrid adjustable rate mortgages and adjustable rate securities.

The Company's weighted average cost of funds increased slightly to 5.22% at March 31, 2005 from 5.09% at December 31, 2004. For the three months ended March 31, 2005, hedging expenses not related to collateralized debt obligations ("CDOs") were $2,300 ($0.04 per share), a decrease from $4,631 ($0.09 per share) for the quarter ended March 31, 2004 and $2,829 ($0.05 per share) for the quarter ended December 31, 2004. The decrease in hedging expense is primarily attributable to the removal of interest rate swaps due to the issuance of fixed rate liabilities for CDO III in the first quarter of 2004 and CDO HY1 in the fourth quarter of 2004. The Company's estimated exposure at March 31, 2005 to a 50 basis point move in short-term interest rates decreased slightly to $0.012 per share annually from $0.018 per share annually at December 31, 2004.

Operating earnings for the first quarter of 2005 were negatively impacted by a $218, or 36%, increase in general and administrative expense over first quarter 2004 levels. The increase was primarily attributable to professional fees incurred in connection with the Company's ongoing compliance with the Sarbanes-Oxley Act.

The Company's debt to capital ratio decreased from 6.2:1 at December 31, 2004 to 6.0:1 at March 31, 2005, and the recourse debt to capital ratio decreased slightly from 1.8:1 to 1.6:1 over the same period.

The Company's Operating Earnings for the first quarter of 2005 represent an annualized return on the quarter's average common stock equity of 13.8%, as compared to 16.2% for the first quarter of 2004 and 13.6% for the quarter ended December 31, 2004. The net interest margin of 3.2% for the first quarter of 2005 increased slightly from 3.1% for the fourth quarter of 2004.

Commercial Real Estate Credit Risk
The Company's primary focus is to invest in a diverse portfolio of commercial real estate loans and CMBS. The majority of these investments take the form of CMBS that are collateralized by pools of underlying mortgage loans. The cash flows the Company receives from its CMBS portfolio are dependent upon the credit performance of the underlying mortgage loans. The Company assumes a certain amount of losses will occur in the underlying mortgage loan pools and calculates interest income net of these assumed losses. The Company's objective is to maximize the spread between the loss-adjusted income and the cost of financing. Credit performance and the cost of financing the Company's portfolio are the most important factors affecting investment returns.

Controlling Class CMBS Investments
The Company considers CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company owns 16 Controlling Class CMBS transactions as of March 31, 2005. However, the non-rated tranches of ten of the 16 transactions are included in CDO HY1. The unrealized gain on Controlling Class CMBS at March 31, 2005 was $20,761, as compared to an unrealized gain of $16,881 at December 31, 2004. The increase in the unrealized gain is primarily attributable to tighter CMBS credit spreads during the quarter.

Delinquencies of 30 days or more as a percent of current loan balances were 1.28% at the end of the first quarter of 2005, compared with 1.01% at the end of the fourth quarter of 2004. With the disposition of seven loans during the first quarter of 2005, the weighted average loss severity experienced for the 1998 and 1999 Controlling Class securities decreased from 30.9% at December 31, 2004 to 25.7% at March 31, 2005. No losses have been realized for those Controlling Class securities with vintages from 2001 through 2004 and the Company does not own any 2000 vintage Controlling Class securities.

Commercial Real Estate Securities
During the first quarter of 2005, the Company purchased $15,073 of commercial real estate securities. The average yields on the Company's commercial real estate securities for the first quarter of 2005 and 2004, respectively, were as follows:

                                                               March 31,
                                                          2005          2004
                                                        -----------   -------
Investment grade commercial real estate securities       6.7%          6.3%
Non-investment grade CMBS securities                    10.6%          9.7%
All commercial real estate securities                    8.7%          8.1%

The average cost of financing the commercial real estate securities portfolio during the first quarter of 2005 was 5.3%, compared to 5.1% for the first quarter of 2004.

Net interest income and realized gains from the commercial real estate securities portfolio for the quarters ended March 31, 2005 and 2004, respectively, are as follows:


                                                           For the quarter ended
                                                                 March 31,
                                                        2005               2004
                                                      --------------------------------
Interest income                                        $31,701                $29,185
Interest expense*                                     (18,333)               (13,194)
                                                      --------------------------------
Net interest income                                     13,368                 15,991
                                                      --------------------------------
Realized gains                                              50                  2,866
                                                      --------------------------------
Net interest income and realized gains/losses from     $13,418                $18,857
commercial real estate securities
                                                      ================================

 *Including hedges in the Company's CDOs.

Commercial Real Estate Loans
During the quarter ended March 31, 2005, the Company experienced repayments of $25,361 related to commercial real estate loans. The carrying value and average yields on the Company's commercial real estate loans, exclusive of the Company's investments in Carbon Capital, Inc. and Carbon Capital II, Inc. (collectively, the "Carbon Capital Funds"), as of March 31, 2005 were as follows:


                                                              Average           Average
                                                             Spread to         Spread to
                             Carrying         Average       1-month USD        3-month GBP
                               Value           Yield          LIBOR              LIBOR
                       ---------------------------------------------------------------------
Fixed Rate                    $89,132          9.71%
Floating Rate                 127,786                          5.25%
Floating Rate                  19,748                                             6.00%
                       ------------------
                             $236,666
                       ==================

For the three months ended March 31, 2005 and 2004, respectively, the total cost of borrowings secured by loan assets was 3.7% and 2.9%. The Company has three committed warehouse lines that can be used to finance these commercial loan assets. The Company's investments in the Carbon Capital Funds are included in commercial real estate loans. The annualized yield on the Company's investments in the Carbon Capital Funds was 17.5% for the quarter ended March 31, 2005. The Company's investments in the Carbon Capital Funds as of March 31, 2005 were $59,121 as compared to $56,812 as of December 31, 2004.

Net interest income from the commercial real estate loan portfolio for the quarters ended March 31, 2005 and 2004, respectively, is as follows:


                                                          For the quarter ended March 31,
                                                                2005           2004
                                                          --------------------------------
       Interest income                                        $8,239          $ 3,074
       Interest expense                                      (1,335)            (148)
                                                          --------------------------------
       Net interest income from commercial real estate        $6,904          $ 2,926
       loans
                                                          ================================

Reconciliation of Operating Earnings to Net Income Available (Loss) to Common Stockholders (Table 1)
The Company considers its Operating Earnings to be net interest income after operating expenses and preferred dividends but before realized and unrealized gains and losses, hedge ineffectiveness, incentive fees, and foreign currency loss. The Company believes Operating Earnings to be an effective indicator of the Company's profitability and financial performance over time. Operating Earnings can and will fluctuate over time based on changes in asset levels, funding rates, available reinvestment rates, and expected losses on credit sensitive positions. The table below reconciles net income (loss) per common share with Operating Earnings per common share:


                                                                 Three Months Ended
                                                            -----------------------------
                                                               03/31/05      03/31/04
                                                            -----------------------------
                 Operating earnings per share                    $0.30         $0.28
                 Realized loss                                       -        (0.09)
                 Unrealized gain (loss)*                        (0.03)          0.03
                 Foreign currency loss & hedge
                 ineffectiveness                                     -        (0.02)
                 Loss on impairment of asset                         -             -
                                                            -----------------------------
                 Net Income available to common
                 stockholders per share                          $0.27         $0.20
                                                            =============================

     *Includes hedges

Reconciliation of Total Income from Commercial Real Estate Assets to Income Excluding the Consolidation of Commercial Mortgage Loan Pools (Table 2)

The chart below summarizes the Company's interest income from commercial real estate assets before the effect of the consolidation of the commercial mortgage loan pools for the three months ended March 31, 2005 and 2004, respectively. The Company believes interest income before the effect of the consolidation of the commercial mortgage loan pools better reflects interest earned on the Company's commercial real estate assets.


                                                                Three Months Ended
                                                                    March 31,
                                                            ---------------------------
                                                                2005         2004
                                                            ---------------------------
    Income from:
       Commercial real estate securities                          $32,631      $29,185
       Commercial mortgage loan pools                              13,552            -
       Commercial real estate loans                                 8,239        3,074
                                                            ---------------------------
    Total income from commercial real estate assets                54,422       32,259
                                                            ---------------------------
    Interest expense related to the consolidation of
    commercial mortgage loan pools                               (12,777)            -
                                                            ---------------------------
    Total income from commercial real estate assets
    excluding the consolidation of commercial mortgage loan
    pools                                                         $41,645      $32,259
                                                            ===========================


Dividend Reinvestment Plan
If you are a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please note that, as previously announced, the dividend reinvestment portion of the Plan has been reinstated for all dividend payments made after August 2, 2004, and for all future dividend payment dates, with a discount of 2%. The optional cash purchase portion of the Plan remains suspended; however, it may be resumed at any time. The Company appreciates your continued support.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $391.3 billion in global assets under management as of March 31, 2005. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $104.7 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of March 31, 2005.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures;
(7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2004 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

             To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company's website is not a part of this press release.


                                       Anthracite Capital, Inc. and Subsidiaries
                            Consolidated Statements of Financial Condition (Unaudited)
                                        (in thousands, except per share data)
-------------------------------------------------------------------------------------------------------------------------------
                                                                          March 31, 2005                 December 31, 2004

ASSETS
Cash and cash equivalents                                                 $22,305                          $23,755
Restricted cash equivalents                                                17,100                           19,680
Residential mortgage-backed securities                                    346,230                          372,071
                                                                      ------------                   --------------
    Cash and RMBS                                                                       385,635                         415,506
Commercial mortgage loan pools                                                        1,307,035                       1,312,045
Commercial real estate securities                                                     1,624,007                       1,628,519
Commercial real estate loans                                                            296,151                         325,350
                                                                                  --------------                   -------------
    Total commercial real estate                                                      3,227,193                       3,265,914
Other assets                                                                             60,499                          47,714
                                                                                  --------------                   -------------
     Total Assets                                                                    $3,673,327                      $3,729,134
                                                                                  ==============                   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short term borrowings:
    Secured by pledge of residential mortgage-backed securities          $328,882                         $356,451
    Secured by pledge of commercial real estate securities                301,747                          305,526
    Secured by pledge of commercial mortgage loan pools                       773                              773
    Secured by pledge of commercial real estate loans                     121,549                          141,601
                                                                      ------------                   --------------
    Total short term borrowings                                                         752,951                         804,351
Long term borrowings:
    Collateralized debt obligations                                     1,067,764                        1,067,967
    Secured by pledge of commercial mortgage loan pools                 1,288,690                        1,294,058
                                                                      ------------                   --------------
    Total long term borrowings                                                        2,356,454                       2,362,025
                                                                                  --------------                   -------------
Total borrowings                                                                      3,109,405                       3,166,376
Payable for investments purchased                                                         9,072                               -
Distributions payable                                                                    15,821                          15,819
Other liabilities                                                                        21,065                          33,201
                                                                                  --------------                   -------------
     Total Liabilities                                                                3,155,363                       3,215,396
                                                                                  --------------                   -------------


Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000 shares authorized;
     53,297 shares issued and outstanding in 2005; and
     53,289 shares issued and outstanding in 2004                                            53                              53
9.375% Series C Preferred Stock, liquidation preference
     $57,500 in 2005 and 2004                                                            55,435                          55,435
Additional paid-in capital                                                              579,010                         578,919
Distributions in excess of earnings                                                   (134,631)                       (134,075)
Accumulated other comprehensive income                                                   18,097                          13,406
                                                                                  --------------                   -------------
      Total Stockholders' Equity                                                        517,964                         513,738
                                                                                  --------------                   -------------
      Total Liabilities and Stockholders' Equity                                     $3,673,327                      $3,729,134
                                                                                  ==============                   =============


                                             Anthracite Capital, Inc.
                                Consolidated Statements of Operations (Unaudited)
                                       (in thousands, except per share data)
------------------------------------------------------------------------------------------------------------------------
                                                                          For the Three Months Ended March 31,
                                                                 -------------------------------------------------------
                                                                            2005                       2004
                                                                 -------------------------------------------------------
Operating Portfolio
Income:
    Commercial real estate securities                                               $32,631                     $29,185
    Commercial mortgage loan pools                                                   13,552                           -
    Commercial real estate loans                                                      8,239                       3,074
    Residential mortgage-backed securities                                            2,880                       6,717
    Cash and cash equivalents                                                           236                          88
                                                                 -------------------------------------------------------
        Total income                                                                 57,538                      39,064
                                                                 -------------------------------------------------------

Expenses:
    Interest expense:
       Collateralized debt obligations                                               15,747                      11,167
       Commercial real estate securities                                              2,586                       2,027
       Commercial mortgage loan pools                                                12,780                           -
       Commercial real estate loans                                                   1,335                         148
       Residential mortgage-backed securities                                         2,129                       1,927
    Hedging expense                                                                   2,300                       4,631
    General and administrative                                                          820                         602
    Management fee                                                                    2,579                       2,130
                                                                 -------------------------------------------------------
        Total expenses                                                               40,276                      22,632
                                                                 -------------------------------------------------------
Income from the Operating Portfolio                                                  17,262                      16,432
                                                                 -------------------------------------------------------

Other gain (loss):
Realized loss                                                                          (87)                     (4,723)
Unrealized gain (loss)                                                              (1,393)                       1,553
Foreign currency loss                                                                 (168)                           -
Hedge ineffectiveness                                                                   261                       (973)
Loss on impairment of asset                                                           (159)                           -
                                                                 -------------------------------------------------------
       Total other loss                                                             (1,546)                     (4,143)
                                                                 -------------------------------------------------------

Net income                                                                           15,716                      12,289
                                                                 -------------------------------------------------------

Dividends on preferred stock                                                          1,348                       2,446
                                                                 -------------------------------------------------------

Net income available to Common Stockholders                                         $14,368                     $ 9,843
                                                                 =======================================================

Operating Earnings:
    Income from the operating portfolio                                             $17,262                     $16,432
    Dividends on preferred stock                                                    (1,348)                     (2,446)
                                                                 -------------------------------------------------------
    Net operating earnings                                                          $15,914                     $13,986
                                                                 =======================================================

Operating Earnings available to Common Stockholders per share:
      Basic                                                                           $0.30                       $0.28
      Diluted                                                                         $0.30                       $0.28

Net Income available to Common Stockholders per share, basic                          $0.27                       $0.20

Net Income available to Common Stockholders per share, diluted                        $0.27                       $0.20

Weighted average number of shares outstanding:
    Basic                                                                            53,294                      49,837
    Diluted                                                                          53,303                      49,846